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                                                                                                              EXHIBIT 11.1

                                                CD&L, INC. AND SUBSIDIARIES
                                                NET INCOME (LOSS) PER SHARE
                                    FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                                             (in thousands, except share data)

SHARES CONSIDERED:                                                           2002              2001                2000
                                                                          ---------          ---------           ---------
Weighted average portion of shares outstanding at
    December 31, 1999                                                     7,353,458          7,353,458           7,353,458

Weighted average portion of 305,202 common shares issued in
  connection with the Company's Employee Stock Purchase Plan                305,202            305,202              76,717
                                                                          ---------          ---------           ---------

           Basic weighted average shares outstanding                      7,658,660          7,658,660           7,430,175

Incremental shares assumed issued in connection with stock
  options and warrants outstanding                                          508,751                  -                   -

Incremental shares assumed issued in connection with the
  Company's Employee Stock Purchase Plan                                          -                  -                   -
                                                                          ---------          ---------           ---------

           Diluted weighted average shares outstanding                    8,167,411          7,658,660           7,430,175
                                                                          =========          =========           =========

Income (loss) from continuing operations                                       $285            ($5,804)            ($6,229)
Income (loss) from discontinued operations                                        -               (465)             (1,419)
                                                                          ---------          ---------           ---------
Net income (loss)                                                              $285            ($6,269)            ($7,648)
                                                                          =========          =========           =========

Basic income (loss) per share:
Continuing operations                                                          $.04              ($.76)              ($.84)
Discontinued operations                                                         .00              ( .06)              ( .19)
                                                                          ---------          ---------           ---------
Net income (loss) per share                                                    $.04              ($.82)             ($1.03)
                                                                          =========          =========           =========

Diluted income (loss) per share:
Continuing operations                                                          $.03              ($.76)              ($.84)
Discontinued operations                                                         .00              ( .06)              ( .19)
                                                                          ---------          ---------           ---------
Net income (loss) per share                                                    $.03              ($.82)             ($1.03)
                                                                          =========          =========           =========


The following potentially dilutive common shares were excluded from the computation of diluted Earnings Per Share because the exercise or conversion price was greater than the average market price of common shares -

                                                                            2002               2001                 2000
                                                                          ---------          ---------           ---------
Stock options                                                             1,889,434          1,917,202           1,982,534
Subordinated convertible debentures                                               -              9,863             109,098
Seller-financed convertible notes                                           458,083            524,961             593,333
                                                                          =========          =========           =========
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